UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

BPZ Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-29098	330502730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

580 Westlake Park Blvd. , Suite 525, Houston, Texas		77079
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-556-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 3.02 relating to the definitive agreements that were entered into in connection with a private placement by BPZ Energy, Inc. (the "Company") is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2006 the Company completed a private placement of 4,482,000 shares of common stock, no par value, to eight institutional and accredited investors pursuant to a Stock Purchase Agreement dated as of June 30, 2006. The common stock was priced at $2.75 per share resulting in proceeds to the Company of approximately $12.3 million. In connection with the offer and sale of the common stock in the private placement, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 promulgated thereunder. The sale of common stock was made to accredited investors as defined in Regulation D, Rule 501(a).

In the Stock Purchase Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission ("SEC"), no later than 30 days after the filing of its restated Form 10-K for the years ended December 31, 2005 and 2004, including the quarterly periods contained therein, as well as, its restated Form 8-K/A filed on January 17, 2006 and its Form 10-Q for the quarter ended March 31, 2006, a registration statement covering resale of the shares of common stock issued in the placement. The Company also agreed to use its best efforts to cause the registration statement to be declared effective no later than 60 days after the Company files the registration statement and receives a notice that the SEC will not review the registration statement or 90 days if the Company receives notice that it will be reviewed, but in no event later than 150 days after the closing of this private placement. If the Company fails to file the registration statement before the deadline for such filing, or the registration statement is not declared effective within 30 days of the deadline for it to be declared effective, the Company will be obligated to pay certain fees to the investors.

For its services as financial advisor in connection with the transaction, Morgan Keegan & Company, Inc. received warrants to purchase 150,000 shares of the Company’s common stock at an exercise price of $3.00 per share. Such warrants expire on June 30, 2011.

Following the closing of this private placement, the Company has 47,115,747 shares of common stock issued and outstanding, with fully diluted shares of 60,724,399.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ Energy, Inc.

July 6, 2006	By:	Edward G. Caminos

Name: Edward G. Caminos
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of June 30, 2006
99.1	BPZ Energy, Inc. Press Release, dated July 6, 2006, and furnished with this report.